Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) dated August 28, 2020 is entered into between DAKTRONICS, INC., a South Dakota corporation, as grantor and obligor (the “Debtor”), with an address of 201 Daktronics Drive, Brookings, South Dakota 57006 and U.S. BANK NATIONAL ASSOCIATION, a national banking association, with an address of 141 North Main Avenue, Sioux Falls, South Dakota 57104 (together with its successors and assigns, the “Secured Party”), and is executed and delivered by Debtor to Secured Party pursuant to the Credit Agreement between Debtor and Secured Party dated November 15, 2016 (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”).

1.Grant of Security Interest. As security for the full, prompt and complete payment and performance by the Debtor of the Obligations (as defined in the Credit Agreement), Debtor grants to, and creates in favor of, Secured Party a continuing security interest in, and lien on, all of Debtor’s rights, title and interest in and to the following property whether governed by Article 9 of the UCC or other law, wherever located within the United States or Canada, and whether now owned or existing or hereafter acquired or arising within the United States or Canada, or in which Debtor now has or hereafter acquires any rights, title, or interest within the United States or Canada (the “Collateral”):

(a)    all of Debtor’s Accounts, Chattel Paper, Deposit Accounts, Equipment, Instruments, Inventory, Goods, Letter-of-Credit Rights, payment intangibles, and Software;

(b)    without limiting the description of the property or any rights or interests in the property described above, all of Debtor’s rights, title and interest in and to (i) all of Debtor’s money, cash, and other funds; (ii) all attachments, accessions, parts and appurtenances to, all substitutions for, and all replacements of any and all of Debtor’s Equipment, and other Goods; (iii) all of Debtor’s agreements, tangible chattel paper, electronic chattel paper, leases, lease contracts, lease agreements, warehouse receipts, proceeds of letters of credit, promissory notes, and records; and (iv) all of Debtor’s franchises, customer lists, insurance refunds, insurance refund claims, tax refunds, tax refund claims, pension plan refunds, and pension plan reversions;

(c)    all supporting obligations; and

(d)    all of the products and proceeds of all of the foregoing described property and interests in property, including cash proceeds and noncash proceeds, and including proceeds of any insurance, whether in the form of original collateral or any of the property or rights or interests in property described above.

Notwithstanding the foregoing, the Collateral does not include (i) real property or fixtures, (ii) intellectual property, (iii) investment property, (iv) vehicles, (v) general intangibles with the exception of payment intangibles, (vi) any assets of Debtor’s or its Subsidiaries located outside the United State or Canada, (vii) any lease, license or other agreement or contract or any property subject to a purchase money security interest, Lien securing a Capitalized Lease Obligation or similar arrangement, in each case permitted to be incurred under the Credit Agreement, to the extent that a grant of a security interest therein would require a consent not obtained or violate or invalidate such lease, license, agreement, contract, purchase money arrangement, Capitalized Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than the Debtor or a grantor), in each case after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition.

2.Debtor’s Representations, Warranties, and Further Agreements. Debtor represents, warrants, and agrees:

a.Debtor is organized under the laws of the State of South Dakota. Debtor’s principal place of business is located at 201 Daktronics Drive, Brookings, South Dakota 57006. Debtor will notify Secured Party in writing of any change in Debtor’s location. Debtor’s Internal Revenue Service Taxpayer Identification Number is 46-0306862 and Debtor will use such number as its exclusive Internal Revenue Service Taxpayer Identification Number until all of its Obligations to Secured Party are satisfied in full. Debtor will not change its name, without Secured Party’s prior written consent, which may be conditioned upon amendments to financing statements or other documents as Secured Party may require.

b.With respect to any of the Collateral for which control of such Collateral is a method of perfection under the UCC, including all of Debtor’s rights, title and interest in deposit accounts, electronic chattel paper and letter-of-credit rights, and without limiting the obligations of Debtor under the provisions of other sections of this Agreement and otherwise on Secured Party’s request, cause to be executed by each Person that Secured Party determines is appropriate, a control agreement in a form acceptable to Secured Party. The control agreement will provide that the Secured Party will not give any such instructions or withhold any withdrawal rights from the Debtor unless an Event of Default (as defined in the Credit Agreement) has occurred and is continuing.

c.Upon the occurrence and during the continuance of any Event of Default, if Debtor at any time holds or acquires any promissory notes or tangible chattel paper, Debtor will indorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.

d.Upon the occurrence and during the continuance of any Event of Default, if Debtor holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify Secured Party thereof and, at the request and option of Secured Party, will take such action as Secured Party may reasonably request to vest in Secured Party control, under Section 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

e.Upon the occurrence and during the continuance of any Event of Default, if Debtor is a beneficiary under a letter of credit now or hereafter, Debtor will promptly notify Secured Party thereof and, at the request and option of Secured Party, Debtor will, pursuant to an agreement in form and substance satisfactory to Secured Party, either, at the option of Secured Party, (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Secured Party of the proceeds of the letter of credit or (ii) arrange for Secured Party to become the beneficiary of the letter of credit.

f.Debtor will not sell, lease or otherwise dispose of the Collateral other than in the ordinary course of its business at prices constituting the then fair market value thereof, if any.

3.Perfection of Secured Party’s Security Interest. Until the termination of this Agreement, Debtor will perform any and all steps and take all actions requested by Secured Party from time to time to perfect, maintain, protect, and enforce Secured Party’s security interest in, and lien on, the Collateral, including: (a) signing and delivering all appropriate documents and instruments as Secured Party may determine are necessary or desirable to perfect, preserve, or enforce Secured Party’s interest in the Collateral, including financing statements, all in form and substance satisfactory to Secured Party, (b) delivering and endorsing to Secured Party any warehouse receipts or other documents of title covering that portion of the Collateral which, with Secured Party’s consent, may be located in warehouses and in respect of which warehouse receipts are issued, (c) upon the occurrence and the continuance of any Event of Default, transferring Inventory to warehouses approved by Secured Party, (d) placing notations on Debtor’s books of account to disclose Secured Party’s security interest and lien therein, and (e) taking such other steps and actions as deemed necessary or desirable by Secured Party to perfect and enforce Secured Party’s security interest in, lien on, and other rights and interests in the Collateral.

Debtor irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as the assets of Debtor as described in Section 1, whether now owned or hereafter acquired or arising, and all proceeds and products thereof, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by the UCC or any other applicable law for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor. Debtor irrevocably authorizes Secured Party at any time and from time to time to correct or complete, or to cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Debtor as debtor and Secured Party as secured party. Debtor agrees to furnish any necessary information to Secured Party promptly upon request. At Secured Party’s request, Debtor will execute notices appropriate under any applicable law that Secured Party deems desirable to evidence, perfect, or protect its security interest in and other liens on the Collateral in such form(s) as are satisfactory to Secured Party. Debtor will pay the cost of filing all financing statements and other notices in all public offices where filing is deemed by Secured Party to be necessary or desirable to perfect, protect or enforce the security interest and lien granted to Secured Party hereunder. A copy or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Secured Party is authorized to give notice to any creditor, landlord or any other Person as may be necessary or desirable under applicable laws to evidence, protect, perfect, or enforce the security interest and lien granted to Secured Party in the Collateral.

To protect, perfect, or enforce, from time to time, Secured Party’s rights or interests in the Collateral, Secured Party may, in its discretion (but without any obligation to do so), (a) discharge any liens at any time levied or placed on the Collateral, (b) pay any insurance to the extent Debtor has failed to timely pay the same, (c) maintain security guards where any Collateral is located if an Event of Default has occurred and is continuing, and (d) obtain any record from any service bureau and pay such service bureau the cost thereof. All costs and expenses incurred by Secured Party in exercising its discretion under this Section 3 will be part of the Obligations, payable on Secured Party’s demand and secured by the Collateral.

4.Account Debtors. In the Event of Default, or upon mutual agreement of the parties from time to time, Secured Party, in its own name or in the name of others, may communicate with Debtor’s Account Debtors, customers and other obligors to verify with them, to Secured Party’s satisfaction, the existence, amount and terms of any sums owed by such Account Debtors, customers or other obligors to Debtor and the nature of any such Account Debtor’s, customer’s or other obligor’s relationship with Debtor.

5.Duty of Care. Secured Party will have no duty of care with respect to the Collateral except that Secured Party will exercise reasonable care with respect to the Collateral in Secured Party’s custody. Secured Party will be deemed to have exercised reasonable care if (a) such property is accorded treatment substantially equal to that which Secured Party accords its own property, or (b) Secured Party takes such action with respect to the Collateral as Debtor reasonably requests in writing. Secured Party will not be deemed to have, and nothing in this Section 5 may be construed to deem that Secured Party has, failed to exercise reasonable care in the custody or preservation of Collateral in its possession merely because either (i) Secured Party failed to comply with any request of Debtor, or (ii) Secured Party failed to take steps to preserve rights against any Persons in such property. Debtor agrees that Secured Party has no obligation to take steps to preserve rights against any prior parties.

6.Power of Attorney. Debtor makes, constitutes and appoints Secured Party (or any officer or agent of Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power of substitution, in the name of Debtor or in the name of Secured Party or otherwise, for the use and benefit of Secured Party, from time to time upon the occurrence and during the continuance of any Event of Default, but at the cost and expense of Debtor, to: (a) indorse the name of Debtor on any instruments, notes, checks, drafts, money orders, or other media of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into the possession of Secured Party or any Affiliate of Secured Party in full or part payment of any of the Obligations; (b) sign and indorse the name of Debtor on any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with any Collateral, and any instrument or document relating thereto or to any of Debtor’s rights therein; (c) file financing statements pursuant to the UCC and other notices appropriate under applicable law as Secured Party deems necessary to perfect, preserve, and protect Secured Party’s rights and interests under this Agreement; (d) obtain insurance covering the Collateral and endorse any drafts and cancel any insurance so obtained by Secured Party; (e) notify Account Debtors and other persons obligated on any of the Collateral of the security interest of Secured Party in any Account, chattel paper, payment intangible, instrument or other Collateral that the payment thereof is to be made directly to Secured Party; (f) give written notice to the United States Post Office to effect change(s) of address so that all mail addressed to Debtor may be delivered directly to Secured Party; and (g) to do any and all things necessary or desirable to perfect Secured Party’s security interest in, and lien on, and other rights and interests in, the Collateral, to preserve and protect the Collateral, and to otherwise carry out this Agreement. Secured Party will use commercially reasonable efforts to provide notice to Debtor prior to taking any action permitted by the preceding sentence; provided however, the failure to deliver such notice will not limit Secured Party’s right to take such action.

This power of attorney, being coupled with an interest, will be irrevocable for the term of this Agreement and all transactions under this Agreement and thereafter so long as any of the Obligations remain in existence. Debtor ratifies and approves all acts of such attorney and neither Secured Party nor its attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. Debtor will sign and deliver promptly to Secured Party all instruments necessary or desirable, as determined in Secured Party’s discretion, to further Secured Party’s exercise of the rights and powers granted to it in this Section 6.

7.Remedies. After an Event of Default has occurred and is continuing, Secured Party will, without any other notice to or demand upon Debtor, thereafter have in any jurisdiction in which enforcement is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, including the right to take possession of the Collateral.

8.Secured Party’s Additional Rights Regarding Collateral. In addition to Secured Party’s other rights and remedies under the Loan Documents, Secured Party may, in its discretion exercised in good faith, following the occurrence and during the continuance of any Event of Default: (a) exchange, enforce, waive or release any of the Collateral or portion thereof, (b) apply the proceeds of the Collateral against the Obligations and direct the order or manner of the liquidation thereof (including any sale or other disposition), as Secured Party may, from time to time, in each instance determine, and (c) settle, compromise, collect or otherwise liquidate any Collateral in any manner without affecting or impairing its right to take any other further action with respect to any Collateral or any part thereof.

9.Standards for Exercising Remedies. To the extent applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 9 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would not be commercially unreasonable in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party will not be deemed commercially unreasonable solely on account of not being indicated in this Section 9. Without limitation upon the foregoing, nothing contained in this Section 9 will be construed to grant any rights to Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.

10.Marshaling. Secured Party will not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or to resort to such collateral security or other assurances of payment in any particular order. All of Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment will be cumulative and in addition to all other rights, however existing or arising. Debtor will not invoke any law relating to the marshaling of collateral under this Agreement and, to the extent it lawfully may, Debtor waives the benefits of all such laws.

11.Defined Terms. All capitalized terms used in this Agreement without definitions have the respective meanings provided in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. The following terms used in this Agreement have the following meanings regardless of whether they are capitalized:

“Account Debtor” means any Person obligated on an Account.
“Accounts” means as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Debtor, including, without limitation, the unpaid portion of the obligation of a customer of Debtor in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by Debtor, as stated on the respective invoice of Debtor.

“Chattel Paper” means a record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods. In this paragraph, “monetary obligation” means a monetary obligation secured by the goods or owed under a lease of the goods and includes a monetary obligation with respect to software used in the goods. The term does not include (i) charters or other contracts involving the use or hire of a vessel or (ii) records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card. If a transaction is evidenced by records that include an instrument or series of instruments, the group of records taken together constitutes chattel paper.

“Deposit Account” means a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property or accounts evidenced by an instrument

“Equipment” means goods other than inventory, consumer goods, or vehicles.

“Goods” means things that are movable when a security interest attaches, with the exception of fixtures and vehicles. The term includes a computer program embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such a manner that it customarily is considered part of the goods, or (ii) by becoming the owner of the goods, the Debtor acquires a right to use the program in connection with the goods. The term does not include a computer program embedded in goods that consist solely of the medium in which the program is embedded. The term also does not include accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, instruments, investment property, letter-of-credit rights, letters of credit, money, or oil, gas, or other minerals before extraction.

“Instrument” means a negotiable instrument or any other writing that evidences a right to the payment of a monetary obligation, is not itself a security agreement or lease, and is of a type that in ordinary course of business is transferred by delivery with any necessary indorsement or assignment. The term does not include (i) investment property, (ii) letters of credit, or (iii) writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card.

“Inventory” means goods which are leased by Debtor as lessor; are held by Debtor for sale or lease or to be furnished under a contract of service; are furnished by Debtor under a contract of service; or consist of raw materials, work in process, or materials used or consumed in Debtor’s business.

“Letter-of-Credit Right” means a right of Debtor to payment or performance under a letter of credit, whether or not the Debtor has demanded or is at the time entitled to demand payment or performance. The term does not include the right of the Debtor to demand payment or performance under a letter of credit.

“Software” means a computer program and any supporting information provided in connection with a transaction relating to the program. The term does not include intellectual property or a computer program that is included in the definition of Goods.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of South Dakota.

12.Notices. Debtor and Secured Party agree that all notices, statements, requests, demands and other communications made by Secured Party pursuant to or under this Agreement will be made in the manner set forth in the Credit Agreement.

DEBTOR: DAKTRONICS, INC. By: /s/ Reece A. Kurtenbach Name: Reece A. Kurtenbach Title: Chief Executive Officer By: /s/ Sheila M. Anderson Name: Sheila M. Anderson Title: Chief Financial Officer

SECURED PARTY:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Carl A. Johnson Name: Carl A. Johnson Title: Vice President